                                                                     EXHIBIT 4.2

                            SERIES B PREFERRED STOCK
                               PURCHASE AGREEMENT
                               ------------------

                 This Series B Preferred Stock Purchase Agreement (the "Agreement") is made and entered into as of the 29th day of June, 1995, by and among Diedrich Coffee, a California corporation (the "Company"), Martin R. Diedrich ("Diedrich") and Steven A. Lupinacci ("Lupinacci"), (Diedrich and Lupinacci are collectively referred to herein as the "Management Shareholders"), and Redwood Enterprises VII, L.P., a California limited partnership ("Redwood") and Diedrich Partners I, L.P., a Delaware limited partnership ("DPL") (Redwood and DPL are collectively referred to herein as the "Purchasers").

                 In consideration of the mutual covenants and agreements hereinafter set forth, the parties to this Agreement agree as follows:

                 1. Sale and Purchase of the Series B Preferred Stock. Subject to the terms and conditions set forth in this Agreement, the Company agrees to sell and issue at the Closing to each of the Purchasers, and each of the Purchasers severally and not jointly agrees to purchase at the Closing from the Company, 804,284 shares of the Company's Series B Preferred Stock (the "Series B Preferred Stock") in exchange for the payment of an aggregate purchase price of one million one hundred fifty-two thousand five hundred dollars ($1,152,500), resulting in a total purchase by the Purchasers collectively of 1,608,568 shares of Series B Preferred Stock in exchange for the payment of an aggregate total purchase price of two million three hundred five thousand dollars ($2,305,000). The Series B Preferred Stock has the rights, preferences, privileges and restrictions set forth in the Amended and Restated Articles of Incorporation attached hereto as Exhibit 1, which have been filed with the California Secretary of State.

                 2.       Representations and Warranties of the Company.
Except as set forth in the Schedule of Exceptions attached hereto as Schedule 2 which exceptions specifically identify the relevant subparagraph hereof, the Company represents and warrants to the Purchasers, and each of them, that:

                          (a)     Organization and Standing.  The Company is a
corporation duly organized, validly existing under and by virtue of the laws of the State of California and is in good standing under such laws. The Company is qualified, licensed or domesticated as a foreign corporation in all jurisdictions where the failure to be so qualified, licensed or domesticated would have a material adverse effect upon its businesses, properties, prospects, or condition, financial or otherwise. The Company holds all franchises, grants, licenses, certificates, permits, consents and orders, all of which are valid and in full force and effect, from all state, federal and other domestic and foreign regulatory authorities necessary to own and operate its properties and to conduct its business in the manner and at the places presently conducted, except where the failure to hold such franchises, grants, licenses, certificates, permits, consents and orders would not, in the aggregate, result in a material adverse change in the condition (financial or other), business, prospects, assets, liabilities or operations of the Company taken as a whole ("Material Adverse Change"). The Company has full power and authority (corporate and other) to own, lease and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted, except where the failure to have such power and authority would not, in the aggregate, result in a Material Adverse Change.

                          (b)     Authorization.

                                  (i)      The Company and the Management
Shareholders have the right, power and authority (corporate and other) to enter into and carry out the terms and conditions of this Agreement and each of the other agreements referred to herein to be entered into at or prior to the Closing (the "Other Agreements") and all of the transactions contemplated hereunder and thereunder, including the sale and issuance of the Series B Preferred Stock to be purchased by the Purchasers at the Closing, without obtaining the approval or consent of any other party or governmental authority. All corporate proceedings have been taken and all corporate authorizations have been secured which are necessary to authorize the execution, delivery and performance of this Agreement and each of the Other Agreements.

                                  (ii)     This Agreement and each of
the Other Agreements have been duly and validly executed and delivered by the Company and the Management Shareholders and this Agreement constitutes, and each of the Other Agreements when executed and delivered by the Company and the Management Shareholders will constitute, valid and binding obligations of the Company and the Management Shareholders, enforceable in accordance with their respective terms, except that such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by equitable principles, relating to or limiting the rights of creditors generally and (B) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

                                  (iii)    The shares of Series B Preferred
Stock to be purchased by the Purchasers at the Closing have been duly authorized and, when delivered, will be duly and validly issued and outstanding, fully paid and nonassessable, and will be free to the holder thereof of any liens, encumbrances and restrictions. The rights, privileges and preferences of the Series B Preferred Stock are as set forth in the Amended and Restated Articles of Incorporation. The Common Stock of the Company issuable upon conversion of the Series B Preferred Stock (the "Conversion Shares") have been duly authorized and, when delivered in accordance with the provisions of the Amended and Restated Articles of Incorporation, will be duly and validly issued and outstanding, fully paid and nonassessable and will be free to the holder thereof of any liens, encumbrances or restrictions.

                          (c)     Capital Stock.  The authorized capital stock
of the Company consists of 1,000,000 shares of Series A Preferred Stock, all of which are issued and outstanding, 1,608,568 shares of Series B Preferred Stock, all of which will be issued and outstanding immediately after the sale contemplated by this Agreement and 4,021,437 shares of Common Stock (the "Common Stock"), of which 1,412,869 shares will be issued and outstanding immediately after the consummation of the transactions contemplated in that certain Common Stock Purchase Agreement of even date herewith (the "Common Stock Agreement") by and among the Company, D.C.H., L.P., a California limited partnership ("DCH") and Lupinacci. All of the outstanding securities of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws regulating the offer, sale or issuance of securities. Except as set forth in the Amended and Restated Articles of Incorporation, that certain purchase agreement for Series A Preferred Stock between D.C.H., Diedrich, Donald M. Holly ("Holly"), SNV Enterprises, a California corporation, and the Company dated December 11, 1992 (the "Series A Purchase Agreement"), the Common Stock Agreement, this Agreement or that certain Redemption Agreement dated as of June 13, 1995 by and between the Company and Holly (the "Redemption Agreement"), the Company has neither issued nor granted any option, warrant, convertible security or other right or agreement which affords any person the right to purchase or otherwise acquire any shares of the Common Stock, the Series A


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Preferred Stock, the Series B Preferred Stock or any other security of the
Company and the Company is not subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any shares of its securities. No person has any right of first refusal or any preemptive rights in connection with the issuance of the Series B Preferred Stock or the Conversion Shares, or with respect to any future offer, sale or issuance of securities by the Company, or its shareholders, other than as provided in the Series A Purchase Agreement, the Common Stock Agreement, this Agreement or the Other Agreements to be executed at or prior to the date hereof.

                          (d)     Compliance With Other Instruments.  The
Company is not in violation of any term of its Amended and Restated Articles of Incorporation or Bylaws, or any agreement, mortgage, indenture, debenture, trust, instrument, judgment, decree, order, statute, rule or governmental regulation to which it is subject (the "Other Instruments"), except for such violations which would not, in the aggregate, result in a Material Adverse Change. The execution, delivery and performance of this Agreement and the Other Agreements, the issuance and sale of the Series B Preferred Stock, the issuance of the Conversion Shares, or the taking of any other action contemplated by this Agreement or the Other Agreements will not (i) result in any violation of or be in conflict with or constitute a default (with or without notice, lapse of time or both) under any of the Other Instruments, except for such violations, conflicts or defaults which would not, in the aggregate, result in a Material Adverse Change, (ii) accelerate or constitute an event entitling the holder of any indebtedness of the Company to accelerate the maturity of any such indebtedness or to increase the rate of interest presently in effect with respect to such indebtedness, or (iii) result in the creation of any mortgage, lien, charge, security interest or encumbrance upon any of the properties or assets of the Company, except for those which would not, in the aggregate, result in a Material Adverse Change.

                          (e)     Financial Statements.  Attached to this
Agreement as Schedule 2(e) is (i) the audited year-end balance sheet of the Company at January 31, 1995, (the "Balance Sheet Date") and related statements of operations and cash flows of the Company for the year then ended, accompanied by notes and the certificate of BDO Seidman, independent certified public accountants (the "Audited Financial Statements"), and (ii) the unaudited balance sheet of the Company at May 31, 1995 and related statements of operations, cash flows and changes in financial condition of the Company for the four-month period then ended, accompanied by notes thereto (the "Interim Financial Statements"). Each of the Audited Financial Statements and the Interim Financial Statements (collectively, the "Financial Statements") are accompanied by a certificate signed by the Company's chief executive officer and chief financial officer which confirms that they have reviewed the Financial Statements and that, such Financial Statements fairly present the financial condition and results of operations of the Company at the dates and for the periods covered thereby. The Interim Financial Statements have been prepared in accordance with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and are consistent with the Audited Financial Statements. Other than liabilities which have arisen since the period covered by the Interim Financial Statements in the ordinary course of the business of the Company (none of which relates to a liability for breach of contract, breach of warranty, infringement of proprietary rights, lawsuits or similar claims), the Company has no material obligation or liability (whether accrued, contingent, unliquidated or otherwise, whether or not known to the Company, whether due or to become due) which is not reflected in the Financial Statements other than liabilities which are not required to be reflected on the Financial Statements in accordance with Generally Accepted Accounting Principles, consistently applied ("GAAP") and liabilities which individually or in the aggregate do not exceed the sum of $50,000.

                          (f)     Absence of Changes.  Since the Balance Sheet
Date: (i) the Company has not entered into any material transaction which was not in the ordinary course of


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
its business; (ii) there has been no Material Adverse Change; (iii) the Company has not declared or paid any dividend or made any distribution on its capital stock; redeemed, purchased or otherwise acquired any of its capital stock; granted any options, warrants or other rights to purchase shares of its capital stock except in connection with the transactions contemplated herein; or issued any shares of its capital stock; (iv) there has been no material labor dispute involving the Company or any of its employees and none is pending or, to the best knowledge of the Company and the Management Shareholders, after due inquiry, threatened; (v) there has been no material change, except in the ordinary course of its business, in the contingent obligations of the Company, by way of guaranty, endorsement, indemnity, warranty, or otherwise; (vi) there have been no loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other similar advances made in the ordinary course of its business; (vii) the Company has not mortgaged, pledged, transferred a security interest in, or subjected to lien any of its properties or assets, except liens for taxes not yet due or payable; and (viii) the Company has not sold, assigned or transferred any patents, trademarks, copyrights, trade secrets or other intangible assets, or disclosed any proprietary confidential information to any person.

                          (g)     Good and Marketable Title.  The Company has
good and marketable title to, or a valid leasehold interest in, all properties and assets used by it, or located on its premises, or shown on the Financial Statements or acquired by the Company thereafter, in each case free and clear of all liens, claims, security interests, royalty payments, charges and encumbrances. All of such assets are reflected on the Financial Statements, except those acquired in the ordinary course of business subsequent to the period covered by the Interim Financial Statements. The Company's buildings, equipment and other tangible assets are in all material respects in good operating condition and are usable in the ordinary course of its business; and the Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its business as presently conducted.

                          (h)     Litigation.  There are no litigation, claims,
actions, proceedings or investigations (collectively, "Claims") pending against the Company or the Management Shareholders (or, to the best knowledge of the Company and the Management Shareholders, after due inquiry, any basis therefor or threat thereof), except for Claims which, if adversely determined, would not, individually or in the aggregate, result in a Material Adverse Change.

                          (i)     Tax Matters.  The Company (i) has timely
filed all tax returns that are required to have been filed by it with all appropriate federal, state, county and local governmental agencies (and all such returns are true and correct in all material respects); (ii) has timely paid when due all taxes owed by it or which it is obligated to withhold from amounts owing to any employee (including, but not limited to, social security taxes), creditor or third party; and (iii) has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor, and there are no material unresolved questions or claims concerning the Company's tax liability. There is no pending dispute with any taxing authority relating to any of said returns which if determined adversely to the Company would result in the assertion by any taxing authority of any valid deficiency in a material amount for taxes, and the Company and the Management Shareholders do not, after due inquiry, have any knowledge of any proposed liability for any such deficiency.

                          (j)     Registration Rights.  Except as set forth in
this Agreement or the Series A Purchase Agreement, the Company is not a party to any agreement or commitment which obligates the Company to register under the Securities Act of 1933, as amended, (the



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
"Securities Act") any of its presently outstanding securities or any of its securities which may hereafter be issued.

                          (k)     Offering.  Subject to the accuracy of the
Purchasers' representations in Section 3 of this Agreement, the offer, issuance and sale of the Series B Preferred Stock and the Conversion Shares constitute, and will constitute, transactions exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act and the Company has obtained (or is exempt from the requirement to obtain) all qualifications, permits, and other consents required by all applicable state laws governing the offer, sale or issuance of securities.

                          (l)     Insurance.  The Company maintains to the
extent and in a manner customary for the industry in which the Company is engaged (i) insurance on all assets and activities of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (ii) insurance protection against all liabilities (including products liability), claims and risks against which it is customary for companies similarly situated as the Company to insure.

                          (m)     Certain Transactions.  Except as disclosed in
the Audited Financial Statements, the Company is not indebted, either directly or indirectly, to any of the officers, directors or shareholders of the Company, or to members of their respective immediate families, in any amount whatsoever, other than for payment of salary for services rendered and reasonable expenses; none of said officers, directors, or shareholders, or any members of their immediate families, are indebted to the Company or, to the best knowledge of the Company and the Management Shareholders, after due inquiry, have any direct or indirect ownership interest in, or any contractual relationship with, any firm, corporation or other person with which the Company is or was affiliated or with which the Company has a business relationship, or any firm, corporation or other person which, directly or indirectly, competes with the Company. No such officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, a party to or otherwise an interested party with respect to any contract with the Company.

                          (n)     Contracts and Commitments.  Except as
expressly contemplated by this Agreement, or as set forth in the Contracts Schedule attached to this Agreement as Schedule 2(n) (which is a list of all material agreements to which the Company is party or by which the Company or any of its property is bound), the Company is not presently a party to, or bound by, any written or oral contract, agreement, lease, guarantee, credit or security instrument or employee plan or arrangement (i) with any employee, director or shareholder of the Company or (ii) pursuant to which the Company has payment or performance obligations in excess of $60,000 in value or is entitled to receive payment or services in excess of $60,000 in value.

                          (o)     Governmental Consents.  No permit, consent,
approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Agreement or any of the Other Agreements or the consummation of any transaction contemplated hereby or thereby, except as have been obtained or accomplished.

                          (p)     Compliance with Laws.  The Company is not in
violation of any law or any regulation or requirement (including, but not limited to, any law, regulation or requirement governing the quality of the environment) which might result in a Material Adverse Change, and has not received notice of any such violation.



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
                          (q)     Patents, Copyrights and Trademarks.  The
Company owns and possesses or is licensed under all patents, patent applications, licenses, trademarks, trade names, brand names, inventions and copyrights necessary for the operation of its business as now conducted and as proposed to be conducted, with no infringement of or conflict with the rights of others, except such infringements or conflicts which would not in the aggregate result in a Material Adverse Change; except as disclosed in the Audited Financial Statements, the Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner, licensor of, or other claimant to any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business, or otherwise; and there have been no claims made against the Company for the assertion of the invalidity, abuse, misuse or unenforceability of any of its patent, trademark, copyright, trade secret or other proprietary rights and to the best knowledge of the Company and the Management Shareholders, there are no grounds for the same.

                          (r)     Brokers.  No finder, broker, agent, financial
advisor or other intermediary has acted on behalf of the Company in connection with the offering of the Series B Preferred Stock or the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

                          (s)     Subsidiaries.  The Company has no
subsidiaries and does not control, directly or indirectly, any other corporation, association, partnership or other business entity or own any shares of capital stock or other securities of any other person.

                          (t)     Employees and Labor.  Neither the Company nor
the Management Shareholders, after due inquiry, are aware that any officer, director, executive or key employee of the Company or any group of employees of the Company has any plans to terminate his, her or its employment with the Company. The Company has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining. The Company does not have any material labor relations problems. The Company is not, and has not been, subject to any pension, profit sharing or other similar plan which is subject to the Employee Retirement Income Security Act of 1974, as amended.

                          (u)     Disclosure.  Neither this Agreement nor any
exhibit or schedule hereto nor any certificate or other instrument delivered hereunder to the Purchasers by the Company or the Management Shareholders, contains any untrue statement of any material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading and there is no fact that would be material to the Purchasers' decision to purchase the Series B Preferred Stock known to the Company or the Management Shareholders which has not been disclosed to the Purchasers in writing by the Company or the Management Shareholders.

                 3. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company that:

                          (a)     Investment Intent.  The shares of Series B
Preferred Stock to be purchased by such Purchaser pursuant to this Agreement (the "Shares") are being acquired by such Purchaser solely for its own account, for investment purposes only, and not with a view to the distribution of such shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Such Purchaser acknowledges that the sale of the Shares to it is not being registered under the Securities Act or qualified under any applicable state securities laws.



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
                          (b)     Sophistication.  Such Purchaser is able to
bear the economic risk of an investment in the Shares and is able to bear the risk of losing part or all of such Purchaser's investment in the Shares, and the inability to sell or transfer the Shares for an indefinite period of time or at a price which would enable such Purchaser to recoup its investment in the Shares, and either (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its own interests in connection with the purchase of the Shares; or (ii) has a pre-existing personal or business relationship with the Company or one or more of its officers, directors or controlling persons. SUCH PURCHASER UNDERSTANDS THAT NO PUBLIC MARKET NOW EXISTS FOR THE SHARES.

                          (c)     Shares not Registered.  Such Purchaser has
been advised that the Shares have not been registered under the Securities Act or under the securities laws of any state, and that the Shares must be held until the Shares are registered under the Securities Act and applicable state securities law or an exemption from such registration is available.

                          (d)     Restricted Securities.  Such Purchaser has
been advised that the Shares are deemed "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available in any event for at least two years from the date of issuance, and even then will not be available unless (i) a public trading market then exists for such Shares (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made by such Purchaser only in accordance with such terms and conditions.

                          (e)     Information Regarding the Company.  Such
Purchaser has received such information as it deems necessary in order to understand the nature and scope of the properties and business owned and operated by the Company, has been provided with the opportunity to obtain any additional information deemed necessary by such Purchaser and has been advised by the Company that such Purchaser may ask, and the Company will answer to the best of its knowledge, any questions from such Purchaser or from any person acting on behalf of such Purchaser, concerning the Company. Based on such information, and the representations and warranties contained herein, such Purchaser acknowledges that it has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

                          (f)     Accredited Investor.  Such Purchaser is an
"accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and an "excluded purchaser" as defined in
Section 260.102.13 of Title 10 of the California Code of Regulations.

                 4. Covenants of the Company. The Company agrees as follows, and each of the other parties to this Agreement agrees to use his or its best efforts to cause the Company to perform or observe the following agreements:

                          (a)     Financial Statements, Other Information and
Inspection Rights.

                                  (i)     Financial Statements.  The Company
shall deliver to the Purchasers and Diedrich such monthly, quarterly and annual financial statements of the Company as the Purchasers and Diedrich shall reasonably request. Such financial statements shall be in reasonable detail and shall be accompanied by a certificate of the Chief Financial Officer of the Company to the effect that such financial statements have been prepared from the books and records of the Company and in accordance with generally accepted accounting principles consistently applied, and that such financial statements fairly present the financial condition and results of operations of the Company at the dates and for the periods covered thereby. Upon the written request of holders of at least 66-2/3% of the outstanding Series A Preferred Stock and Series B Preferred Stock, the Company's annual financial statements shall be audited by a firm of independent certified public accountants approved by such holders.

                                  (ii)    Other Information.  The Company shall
deliver to the Purchasers and Diedrich, promptly after the occurrence thereof, written notice and a description of any default or other event which, in the reasonable judgment of the Company, might have a materially adverse impact upon the Company, its financial condition, results of operations, prospects or business.

                                  (iii)   Annual Operating Plan.  The Company
shall prepare an operating plan, including a budget, for each thirty-six month period commencing each February 1, which shall be approved by a majority of the members of the Company's Board of Directors. The Company agrees to conduct its business in conformity with said operating plan. The Company shall furnish to the Purchasers and Diedrich (in person or by first-class mail) a copy of such operating plan at least 45 days prior to the commencement of the period covered by such operating plan.

                                  (iv)    Inspection Rights.  The Company shall
permit any representative designated by the Purchasers or Diedrich, at Purchasers' or Diedrich's, as applicable, expense, to visit and inspect any of the properties of the Company or any of its subsidiaries, including its and their books of account (and to make copies thereof and to take extracts therefrom), and to discuss its and their affairs, finances and accounts with its and their officers or employees, all at such reasonable times and as often as may be reasonably requested, and with representatives of the Company's lenders; provided that such rights shall be exercised in a manner so as not to materially and adversely disrupt the ordinary course of business of the Company or any of its subsidiaries.

                                  (v)     Termination of Diedrich's Rights.
The rights provided to Diedrich pursuant to this Section 4(a) shall terminate (but only with respect to Diedrich) in the event that he is no longer an officer of the Company and he is carrying on any business directly or indirectly competitive with the business of the Company (or any subsidiary or affiliate thereof) as previously or currently conducted or as currently proposed to be conducted. Each of the following categories of activity shall, without limitation, be deemed to constitute carrying on business within the meaning of this paragraph: to engage in, work for or with, have an interest or concern in, advise, lend money to, guarantee the debts or obligations of, or permit one's name or any part thereof to be used in connection with, an enterprise or endeavor, either individually, in partnership, or in conjunction with any person or persons, firm, association, company or corporation, whether as a principal, agent, shareholder, partner, employee, consultant, independent contractor or in any other manner whatsoever; provided, however, that nothing herein shall prohibit Diedrich from owning less than five percent (5%) of the capital stock of a corporation the common stock of which is publicly traded on a national securities exchange or through NASDAQ. Without limiting the foregoing, involvement in the production, roasting, pricing, marketing or sale of coffee or coffee-related products shall be deemed to be competitive with the business of the Company (or any subsidiary or affiliate thereof) within the meaning of this paragraph.

                          (b)     Amendment to Amended and Restated Articles of
Incorporation and By-Laws. The Company shall not amend, and shall not permit any of its subsidiaries to amend, its Amended and Restated Articles of Incorporation or By-Laws, in any manner whatsoever except in accordance with the provisions of the Amended and Restated Articles of Incorporation and Bylaws. Notwithstanding the foregoing, the Company shall not amend Sections 1(a), 1(d), 2(a), 2(d), 4(b) or 4(c) of Article III of its Amended and Restated Articles of Incorporation without obtaining the prior written consent of Diedrich to such amendment, provided that Diedrich and any of his spouse, parents, lineal descendants or whole blood siblings or a trust established for the benefit of any such persons collectively own at least 10% of the outstanding voting capital stock of the Company.

                          (c)     Shareholder Agreement.  Concurrently with the
execution and delivery of this Agreement, the Company, the Purchasers and the Management Shareholders have executed and delivered the Amended and Restated Shareholder Agreement (the "Shareholder Agreement"), substantially in the form attached hereto as Exhibit 4(c), covering certain voting rights and rights of first refusal with respect to the Company's capital stock. The Company shall enforce each and every one of its obligations under the Shareholder Agreement and shall not amend, modify or waive any of its rights thereunder except in accordance with the provisions thereof.

                          (d)     Termination of Certain Company Agreements.
The provisions of Sections 4(a) through 4(c) above shall terminate upon the consummation of a Qualified Public Offering, which means a firmly underwritten public offering of the Common Stock on a Form S-1, Form SB-1 or Form SB-2 Registration Statement filed with the Securities and Exchange Commission under the Securities Act with respect to which the Company receives net proceeds of at least $10,000,000 and the price to the public is at least $6.00 per share.

                          (e)     Registration Rights.

                                  (i)     Required Registration.  The Company
agrees that, at any time after the earlier to occur of June 1, 2000 or the effective date of a Qualified Public Offering, it shall register under the Securities Act and take all necessary steps to facilitate the public sale (the "Public Offering"), at the Company's sole cost and expense except for underwriting discounts and commissions, of all or any portion of the Conversion Shares or any shares of Common Stock issued or issuable with respect to the Conversion Shares by reason of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (the "Registrable Stock") designated in writing for such sale by the holders of 50% of the Registrable Stock, provided that the Company shall not be required to undertake and complete (A) more than three such registrations,
(B) prior to a Qualified Public Offering, any such registration, unless an underwriter of national or regional reputation shall have agreed to serve as an underwriter for purposes of such registration or (C) any such registration within six months following the consummation of a Qualified Public Offering. If the Purchasers are precluded from including any Registrable Stock in any Public Offering as a result of the request or decision of the underwriters involved therein, such Public Offering shall not count against the three Public Offerings limit available to the Purchasers.

                                  (ii)    Incidental Registration.  If the
Company at any time proposes to register any of its securities for sale for its own account or for the account of any other person, it shall each such time give written notice (the "Company's Notice"), at its expense, to all holders of Registrable Stock of its intention to do so at least 45 days prior to the filing of a registration statement with respect to such registration with the Commission. If any holder of Registrable Stock desires to dispose of all or part of its Registrable Stock, it may request registration thereof in connection with the Company's registration by delivering to the Company, within 30 days after receipt of the Company's Notice, written notice of such request (the "Investors' Notice"). The Company shall use its best efforts to cause all shares of Registrable Stock specified in the Investors' Notice to be registered under the Securities Act so as to permit the sale or other disposition by such holder or holders of the shares so registered.

                                  Notwithstanding the foregoing, if an
underwriter involved with any registered offering of shares of the Company advises the Company in writing that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise the holders of Registrable Stock and the number of shares of registrable securities that may be included in the registration and underwriting shall be reduced accordingly. For purposes of any underwriter cutback, all shares of Registrable Stock for which an Investor Notice has been delivered to the Company and all shares which the Company intended to register shall be cut back on a pro rata basis calculated based on the ratio which the number of shares which each holder of Registrable Stock requested or the Company intended, as applicable, to be included in the registered offering bears to the total number of shares which were requested and intended to be included in the registered offering.

                                  (iii)   Indemnification.  In connection with
any Public Offering, the Company agrees to indemnify the holders of Registrable Stock to the same extent as the Company indemnifies any underwriter participating therein (or as the holders of Registrable Stock shall reasonably request in the absence of underwriter participation therein).

                          (f)     Rule 144 Compliance.  At all times after
completion of a Qualified Public Offering, the Company agrees to take such action as may be necessary to enable the holders of Registrable Stock to complete the public sale of Registrable Stock in accordance with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act.

                          (g)     Key Man Life Insurance.  The Company shall
obtain and keep in effect term life insurance in the amount of one million dollars ($1,000,000) on the life of Martin R. Diedrich with the proceeds payable to the Company.

                          (h)     Employee Stock Arrangements.  The Company
will not, without the approval of the Board of Directors, issue any of its capital stock, or grant an option or rights to subscribe for, purchase or acquire any of its capital stock, to any employee, consultant, officer or director of the Company. The Company shall, however, establish a stock option plan for management and key employees (the "Option Plan") to be administered by the Board of Directors. The Option Plan shall provide that the Company will enter into an agreement with each employee of the Company who receives options pursuant to the Option Plan (an "Optionee") whereby the shares of the Company's capital stock issued to such Optionee upon exercise of any options may be redeemed, at the option of the Company, upon the employee's cessation of employment at its then current market value. The Company may, if determined necessary by the Board of Directors, maintain a life insurance policy with the proceeds payable to the Company on each Optionee during the term of his or her employment in an amount sufficient to pay for the redemption of such Optionee's shares.

                          (i)     Actions Requiring Notice and Approval.

                                  (i)     Anything in this Agreement to the
contrary notwithstanding, the following actions may be taken by the Company only with prior notice to and approval of 66-2/3% of the Shares and Conversion Shares held by the Purchasers, as provided in Section 4(i)(ii) hereof:

                                         (A)     the filing on behalf of the
Company of an application for bankruptcy or similar relief;

                                         (B)     any confession of a judgment
against the Company;

                                         (C)     any purchase of equity
securities or instruments representing indebtedness of any Person;

                                         (D)     the creation by the Company of
any subsidiaries;

                                         (E)     any amendment of this
Agreement; and

                                         (F)     the appointment, employment,
removal and compensation of, and approval of any employment contracts with, the Chief Executive Officer of the Company, any other officers of the Company and the Management Shareholders.

                                  (ii)   In the event that the Company
determines to take any of the actions specified in Section 4(i)(i), the following procedures shall be applicable:

                                         (A)     The Company shall deliver to
the Purchasers written notice of the proposed action (the "Company Notice"), specifying the dollar amount and terms and conditions of the proposed action.

                                         (B)     If Purchasers disapprove of
such action, they shall do so by delivering a written notice signed by either Purchaser (the "Disapproval Notice"). The Disapproval Notice must be delivered to the Company within 10 business days from the receipt by Purchasers of the Company Notice. Receipt of the Disapproval Notice by the Company shall prohibit the Company from undertaking the action specified in the Company Notice.

                                         (C)     If the Purchasers do not tender
a Disapproval Notice within the 10 business day period, the Company shall be entitled to undertake the action specified in the Company Notice after the end of the 10 business day period, but only upon terms and conditions which are in all material respects (including, without limitation, price and interest rates) identical to those set forth in the Company Notice; provided, that if the Company does not undertake the action specified in the Company Notice within 30 days following the expiration of the 10 business day period, any approval theretofore extended pursuant to this section shall be deemed rescinded and any subsequent actions shall again be subject to all of the restrictions set forth herein.

                                  (iii)   The Purchasers may, by prior written
consent, waive their rights under this Section 4(i), provided that, unless otherwise specifically agreed to by the Purchasers in writing, such waivers shall be on a case-by-case basis and shall be limited to the corporate acts specified therein.

                          (j)     Other Affirmative Covenants.

                                  The Company shall:

                                  (i)     at all times cause to be done all
things necessary to maintain, preserve and renew its corporate existence and all licenses and permits necessary to the conduct of its businesses;

                                  (ii)    maintain and keep its properties in
good repair, working order and condition excepting ordinary wear and tear, and from time to time make all necessary or desirable repairs, renewals and replacements;

                                  (iii)   pay and discharge, when payable, all
taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same become delinquent and before penalties accrue thereon), and all claims for labor, materials or supplies, which if unpaid might by law become a lien upon any of its properties, unless and only to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves have been set aside on its books with respect thereto;

                                  (iv)    comply with all other obligations
which it incurs or to which it becomes subject pursuant to any contract or agreement, whether oral or written, express or implied, the breach of which might result in a Material Adverse Change, unless and only to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves have been set aside on its books with respect thereto;

                                  (v)     comply with all applicable laws,
rules and regulations of all governmental authorities, the violation of which might result in a Material Adverse Change;

                                  (vi)    apply for and, when obtained,
continue in force, with good and reputable insurance companies, adequate insurance covering risks of such types and in such amounts as are referred to in
Section 2(l) hereof; and

                                  (vii)   operate its business only in the
ordinary course, substantially as presently operated under its existing management, preserve intact its present business organization and all licenses and permits necessary to the conduct of its business, and use its best efforts to keep available on customary terms the services of its present officers and key employees.

                          (k)     Release of Diedrich as Guarantor of Certain
Company Obligations. The Company shall use its best efforts to obtain the release of Diedrich as a guarantor of certain Company obligations under the guaranty agreements set forth on Schedule 4(k) hereto.

                 5. Restrictions on Transfer. None of the shares of the Series B Preferred Stock purchased hereunder or the Conversion Shares shall be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of unless and until one of the following events shall have occurred:

                          (a)     Such securities are disposed of pursuant to
and in conformity with an effective registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act or pursuant to Rule 144 promulgated thereunder; or

                          (b)     The seller shall have delivered to the
Company a written opinion by counsel which is reasonably acceptable to the Company to the effect that the proposed transfer is exempt from the registration and prospectus delivery requirements of the Securities Act; or

                          (c)     The seller shall have transferred such
securities to an Affiliate (as defined in Section 10(h) below) of the seller and such Affiliate has delivered to the Company a written agreement making the representations set forth in Section 3 and agreeing to be bound by the restrictions of this Section 5 with respect to the shares so transferred. For purposes of this Agreement, the definition of "Purchaser" as used herein shall be deemed to include any such Affiliate of Purchaser.

                          The parties hereto further agree that any certificate
evidencing the Series B Preferred Stock or the Conversion Shares shall bear the following legend:

                 THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER HEREOF, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.

                          The Company shall, within 10 days of the request of
any holder of a certificate bearing the foregoing legend and the surrender of such certificate, issue a new stock certificate without the foregoing legend if any of the events set forth in Sections 5(a) or (b) above have occurred.

                 6. The Closing; Delivery. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on June 26, 1995, at the offices of Gibson, Dunn & Crutcher, 4 Park Plaza, Irvine, California, or at such other place and at such time and date as Purchasers, Company and Management Shareholders shall mutually agree. At the Closing, the Company shall deliver to each Purchaser a certificate or certificates evidencing the Series B Preferred Stock being purchased by such Purchaser against delivery to the Company of the purchase price therefor, by a check payable to the order of the Company.

                 7. Conditions to Obligations of Purchasers. The obligations of Purchasers to purchase the Series B Preferred Stock at the Closing and the other obligations of Purchasers under this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in writing in whole or in part by
Purchasers:

                          (a)     Representations and Warranties.  On the date
of the Closing, the representations and warranties of Company and Management Shareholders set forth in this Agreement shall be true and correct in all respects with the same effect as though such representations and warranties had been made at and as of such time, except to the extent that any changes therein are specifically contemplated by this Agreement.

                          (b)     Performance.  The Company and Management
Shareholders shall have performed and complied in all respects with all agreements and conditions contained herein required to be performed or complied with by them prior to or at the Closing.

                          (c)     Absence of Litigation.  No suit, action,
proceeding or investigation shall have occurred, be pending or threatened which would or seeks to prevent or delay beyond the date of the Closing the consummation of the transactions contemplated by this Agreement.

                          (d)     Opinion of Counsel to the Company and
Management Shareholders. Purchasers shall have received from Allen, Matkins, Leck, Gamble & Mallory, counsel for the Company and Management Shareholders, a written opinion, substantially identical in form and substance to that attached hereto as Exhibit 7(d).

                          (e)     Consents and Waivers.  The Company shall have
obtained any and all consents, permits and waivers, and made any and all filings, necessary or appropriate for the consummation of the transactions contemplated by this Agreement.

                          (f)     Contemporaneous Transactions.  Prior to or
contemporaneously with the Closing, the Company and Management Shareholders shall have executed and delivered to Purchasers the Other Agreements contemplated by this Agreement.

                          (g)     Closing Papers.  The Company and Management
Shareholders shall have delivered to Purchasers all of the following:

                                  (i)     a certificate signed by the
President and Secretary of the Company, dated the date of the Closing, stating that (A) the persons signing such certificate have made or have caused to be made such investigations as are necessary to permit them to certify the accuracy of the information set forth therein, (B) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading and (C) the conditions specified in Sections 7(a), 7(b), 7(c), 7(e) and 7(i) of this Agreement have been satisfied;

                                  (ii)    copies (certified by the President,
Secretary or Assistant Secretary of the Company) of the resolutions duly adopted by the board of directors and shareholders of the Company authorizing, as appropriate, the execution, delivery and performance of this Agreement and the Other Agreements referred to in this Agreement as being executed at or prior to the Closing;

                                  (iii)   copies (certified by the President,
Secretary or Assistant Secretary of the Company) of the Company's Articles of Incorporation and Bylaws as amended through the date of the Closing; and

                                  (iv)    such other documents relating to the
transactions contemplated by this Agreement as Purchasers may reasonably request.

                          (h)     Proceedings.  All corporate and other
proceedings taken or to be taken by the Company in connection with the transactions contemplated hereby to be consummated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser.

                          (i)     Redemption.  The Company shall have entered
into the Redemption Agreement pursuant to the terms of which the Company shall be permitted to redeem, following the Closing, all of the shares of the Company's capital stock owned directly or indirectly by Donald M. Holly.

                 8. Conditions to Obligations of the Company and Management Shareholders. The obligations of the Company and Management Shareholders under this Agreement are subject to the fulfillment at or prior to the date of the Closing of the following conditions, any of which may be waived in writing, in whole or in part, by the Company and Management Shareholders:

                          (a)     Representations and Warranties.  On the date
of the Closing, the representations and warranties of Purchasers set forth in this Agreement shall be true and correct in all respects with the same effect as though such representations and warranties were made at and as of such time.

                          (b)     Performance.  Purchasers shall have performed
and complied in all respects with all agreements and conditions contained herein required to be performed by or complied with by it prior to the Closing.

                          (c)     Contemporaneous Transaction.  Prior to or
contemporaneously with the Closing, the Purchasers shall have executed and delivered to the Company and Management Shareholders the Other Agreements contemplated by this Agreement.

                          (d)     Employment Agreement.  The Company and Martin
R. Diedrich shall have entered into the Employment Agreement in the form attached hereto as Exhibit 8(d).

                          (e)     Absence of Litigation.  No suit, action,
proceeding or investigation shall have occurred, be pending or threatened which would or seeks to prevent or delay beyond the date of the Closing the consummation of the transactions contemplated by this Agreement.

                          (f)     Closing Papers.  The Purchasers shall have
delivered to Company and Management Shareholders a certificate signed by each such Purchaser, dated the date of the Closing, stating that (A) the persons signing such certificate have made or have caused to be made such investigations as are necessary to permit them to certify the accuracy of the information set forth therein, (B) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading and (C) the conditions specified in Sections 8(a), 8(b) and 8(e) of this Agreement have been satisfied.

                          (g)     Consents and Waivers.  The Purchasers shall
have obtained any and all consents, permits and waivers, and made any and all filings, necessary or appropriate for the consummation of the transactions contemplated by this Agreement.

                 9.       Indemnity.

                          (a)     The Company agrees to indemnify and hold
harmless the Purchasers, and each of them, and any of their affiliates harmless from and against any and all losses, claims, damages or liabilities (or actions in respect thereof) ("Losses") to which the Purchasers, or either of them, or any of their affiliates may become subject under any statute or at common law, or otherwise to the extent that such Losses arise out of or are based upon (i) any inaccuracy in any representation or warranty made by the Company or the Management Shareholders in this Agreement, or (ii) any breach by the Company or the Management Shareholders of any of the terms or provisions of this Agreement or the Other Agreements, and in each case the Company further agrees to reimburse the Purchasers or any of their affiliates for any legal or other expenses reasonably incurred in connection with investigating, prosecuting or defending any such Loss.

                          (b)     The Company agrees to indemnify and hold
harmless Diedrich from and against any and all Losses to which Diedrich may become subject to the extent that such Losses arise out of or are based upon his guaranty of certain Company obligations under the guaranty agreements set forth on Schedule 4(k) to this Agreement.

                 10.      Miscellaneous Provisions.

                          (a)     Notices.  All notices, demands or other
communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by reputable overnight commercial delivery service or by United States mail, certified or registered, with return receipt requested, or otherwise actually delivered:

If to Redwood:            Redwood Enterprises VII, L.P.
                          450 Newport Center Drive, Suite 570
                          Newport Beach, CA 92660

With Copies to:           E. Michael Greaney, Esq.
                          Gibson, Dunn & Crutcher
                          4 Park Plaza
                          Irvine, CA 92714

If to DPL:                Diedrich Partners I, L.P.
                          3 Civic Plaza, Suite 170
                          Newport Beach, CA 92660

If to the Company:        Diedrich Coffee
                          350 Clinton Street, Suite A
                          Costa Mesa, CA 92626

If to Management
Shareholders:             Martin R. Diedrich
                          350 Clinton Street, Suite A
                          Costa Mesa, CA 92626

                          Steven A. Lupinacci
                          350 Clinton Street, Suite A
                          Costa Mesa, CA 92626

With Copies to:           Jeremy D. Glaser, Esq.
                          Allen, Matkins, Leck, Gamble & Mallory
                          18400 Von Karman Avenue, 4th Floor
                          Irvine, California 92715

or at such other address as may have been furnished by such person in writing to the other parties. Any such notice, demand or other communication shall be deemed to have been given on the date actually delivered or as of the date mailed, as the case may be.

                          (b)     Severability and Governing Law.  Should any
Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding its rules of conflicts of law.

                          (c)     Amendments and Waivers.  The provisions of
this Agreement may not be changed, waived, discharged or terminated orally or in writing, except with (but only with) the written consent of the Company, the Management Shareholders and the holders of at least 66-2/3% of the Series B Preferred Stock then outstanding; provided, however, that no such amendment or waiver shall affect the provisions of this Section 10(c) and no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent therein. No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The failure of any party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect.

                          (d)     Survival of Representations and Warranties.
All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made, the sale and purchase of the Series B Preferred Stock and payment therefor, the conversion or redemption of the Series B Preferred Stock as provided for in the Articles of Incorporation, and, as to the Purchasers as defined herein, any disposition of the Series B Preferred Stock or the Conversion Shares and (i) the representations and warranties set forth in Sections 2(c), 2(g), 2(i), 2(k) and 2(q) shall survive until the expiration of the respective statute of limitations with respect to such matters and (ii) all other representations and warranties set forth herein will expire on the third anniversary of the date hereof; unless prior to the stated time of expiration, a claim specifying a breach of any of the representations or warranties described above is submitted in writing to the indemnifying party. All statements contained in any certificate or other instrument executed and delivered by the Company or its duly authorized officers pursuant to this Agreement in connection with the transactions contemplated hereby shall constitute additional representations and warranties by the Company hereunder.

                          (e)     Expenses.  The Company agrees to pay, and
save either Purchaser (or any subsequent holder of Series B Preferred Stock or Conversion Shares) harmless against liability for the payment of, (i) fees and expenses not to exceed $20,000 of the Purchasers' special counsel, Gibson, Dunn & Crutcher, arising in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement, (ii) reasonable fees and expenses of counsel incurred with respect to any amendments or waivers (whether or not they become effective) under or in respect of the Articles of Incorporation, Bylaws, this Agreement or any of the Other Agreements, and (iii) in the event of breach or default of the Company's obligations to the Purchasers under the Articles of Incorporation, the Bylaws, this Agreement or any of the Other Agreements, fees and expenses of the Purchasers or such holders incurred in respect of the enforcement of the rights granted under any of the foregoing whether or not suit is brought; provided, however, that the Company shall not pay such fees and expenses if such Purchasers or holders are not "prevailing parties" as defined in Section 10(k) of this Agreement. The Company agrees to pay fees and expenses not to exceed $1,000 of Diedrich's special counsel, Allen, Matkins, Leck, Gamble & Mallory, arising in connection with the negotiation and execution of Diedrich's Employment Agreement with the Company.

                          (f)     Exercise of Contractual Rights.  Each of the
Company and the Management Shareholders recognize, acknowledge and agree that the Purchasers have a major financial interest in the Company to preserve and that the exercise by Purchasers of any of their contractual rights under this Agreement or any of the Other Agreements contemplated hereby shall not be deemed to constitute a lack of good faith or unfair dealing.

                          (g)     Entire Agreement.  This Agreement, the
attached Schedules and Exhibits and the Other Agreements contain the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

                          (h)     Assignment.  No party hereto shall assign or
transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, nothing contained herein shall prevent the transfer of this Agreement or any portion hereof by a Purchaser to any entity or person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such Purchaser (an "Affiliate"), but no such assignment shall operate to relieve Purchaser from any obligation, liability, indemnity, warranty, covenant, promise or agreement hereunder.

                          (i)     Counterparts.  This Agreement may be executed
by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                          (j)     Further Assurances.  Each party hereto agrees
to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated hereby.

                          (k)     Attorneys' Fees.  If either party to this
Agreement shall bring any action, suit, counterclaim or appeal for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the prevailing party shall be entitled to recover as part of any such Action its reasonable attorneys' fees and costs, including any fees and costs incurred in bringing and prosecuting such Action and/or enforcing any order, judgment, ruling or award granted as part of such Action. "Prevailing party" within the meaning of this section includes, without limitation, a party who agrees to dismiss an Action upon the other party's payment of all or a portion of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

                          (l)     Captions.  The captions of the Sections of
this Agreement are for convenience only and shall not be considered or referred to in resolving questions of construction.

                          (m)     Acknowledgment.  Each Purchaser acknowledges
and agrees that it has, independently and without reliance upon any other Purchaser, made its own evaluation and decision to purchase the Series B Preferred Stock purchased by it pursuant to this Agreement. Each Purchaser further acknowledges that no other Purchaser has acted as an agent for such Purchaser in connection with the purchase of the Series B Preferred Stock hereunder and will not be acting as an agent for such Purchaser in connection with monitoring its investment hereunder.

                 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


"MANAGEMENT SHAREHOLDERS"                      "COMPANY"

MARTIN R. DIEDRICH                             DIEDRICH COFFEE


- ----------------------------                   ------------------------------
Martin R. Diedrich                             Steven A. Lupinacci
                                               President, Chief Executive
                                               Officer and Chief Financial
                                               Officer

STEVEN A. LUPINACCI
                                               ------------------------------
                                               Martin R. Diedrich
- ----------------------------                   Chairman of the Board and
Steven A. Lupinacci                            Secretary



                                               "PURCHASERS"

                                               REDWOOD ENTERPRISES VII, L.P.


                                               -------------------------------
                                               Paul C. Heeschen
                                               General Partner


                                               DIEDRICH PARTNERS I, L.P.


                                               -------------------------------
                                               Name:
                                                     -------------------------
                                               General Partner